Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
PharMerica Corporation

We consent to the incorporation by reference in the Registration Statements, on Form S-8 (Nos. 333-145137 and 333-195971) of PharMerica Corporation of our report dated March 2, 2015 with respect to the consolidated financial statements as of December 31, 2013 and 2014 and for each of the years in the three year period ended December 31, 2014 and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in this Form 10-K.

Our report dated March 2, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states management has excluded the 2014 Acquisitions from its assessment of internal control over financial reporting as of December 31, 2014 and that we have excluded the 2014 Acquisitions from our audit of internal control over financial reporting.

/s/ KPMG LLP
Louisville, Kentucky
March 2, 2015